SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) July 16, 1997



                                  NUMEREX CORP.
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             (Exact name of registrant as specified in its charter)



      New York                        0-22920                    11-2948749
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(State of other jurisdiction     (SEC File Number)             (IRS Employer
     of incorporation)                                       Identification No.)


                   2360 Maryland Road, Willow Grove, PA 19090
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                    (Address of principal executive offices)



Registrant's telephone number, including area code (610) 892-0316
                                                   ---------------



              1400 N. Providence Road, Suite 4028, Media, PA 19063
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

        On July 16, 1997 Numerex Corp. (the "Company") simultaneously entered into definitive agreements and closed a transaction whereby it acquired a 19.5% equity interest in Uplink Security, Inc. ("Uplink"). This transaction was completed pursuant to a Stock Purchase Agreement. Numerex and certain of the shareholders of Uplink also entered into a Shareholders Agreement and a Registration Rights Agreement. In addition, Numerex will provide a $5 million Line of Credit which can be drawn against a defined set of milestones over a 24 month period. Numerex has been granted various options whereby it may acquire a controlling interest in Uplink.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NUMEREX CORP.


DATE: July 17, 1997                        By: /s/ Charles L. McNew
                                               --------------------------------
                                               Charles L. McNew, Vice President
                                               and Chief Financial Officer